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                                                                     EXHIBIT 5-1

                       [HUBER LAWRENCE & ABELL LETTERHEAD]

                                  July 2, 2001


Energy East Corporation
P.O. Box 12904
Albany, NY  12212-2904

Dear Sirs:

      In connection with the proposed public offering and sale of up to $1,000,000,000 aggregate offering price of certain senior debt securities, junior subordinated debt securities, trust preferred securities and related guarantees, in one or more series, Energy East Corporation (the "Company"), Energy East Capital Trust I and Energy East Capital Trust II are filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

      The senior debt securities and the junior subordinated debt securities (collectively, the "Debt Securities") are to be issued under indentures which have been or which are to be entered into between the Company and The Chase Manhattan Bank, as Trustee, as may be amended and supplemented from time to time by one or more Supplemental Indentures relating to the Debt Securities (the "Supplemental Indentures"), said indentures as so amended and supplemented by the Supplemental Indentures being hereinafter called the "Indentures." The guarantees related to the trust preferred securities are to be issued under a guarantee agreement which is to be entered into between the Company and The Chase Manhattan Bank, as Trustee, for the benefit of the holders of the applicable Energy East Capital Trust.

      As your counsel, we are generally familiar with the corporate proceedings of the Company and we have participated in all proceedings taken by the Company in connection with the proposed issuance and sale of the Debt Securities and the guarantees related to the trust preferred securities.

      In our opinion, when the actions as hereinafter set forth shall have been taken, the Debt Securities and the guarantees related to the trust preferred securities will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable and will be binding obligations of the Company and entitled to the benefits of the applicable Indenture or applicable guarantee agreement, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws and judicial decisions affecting the enforcement of creditors' rights and remedies generally and general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), which do not, in our opinion, make inadequate the remedies of the Indentures or the guarantee agreement:

      (a) The Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective;

      (b) The Indentures shall have become qualified under the Trust Indenture Act of 1939;

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      (c)   The Board of Directors of the Company shall have taken appropriate action authorizing the execution and delivery of the Indentures and any applicable guarantee agreement, and the same shall have been duly executed and delivered;

      (d) The Board of Directors of the Company shall have authorized the issuance and sale of the Debt Securities and the guarantees and each series thereof shall have been authorized by the Board of Directors of the Company or a duly authorized officer of the Company; and

      (e) The Debt Securities and the guarantees shall have been appropriately issued, authenticated by the Trustee under the applicable Indenture or the applicable guarantee agreement, and delivered to the purchaser or purchasers thereof and the consideration therefor received by the Company.

      We hereby consent to the making of the statements with reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ HUBER LAWRENCE & ABELL